UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.               )

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☒	Definitive Information Statement

Tower Tech Holdings Inc.
(Name of Registrant As Specified In Charter)

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TOWER TECH HOLDINGS INC.

101 South 16th Street

P.O. Box 1957

Manitowoc, WI 54221-1957

February 8, 2008

Dear Stockholder:

The accompanying Information Statement is being furnished to owners of shares of common stock as of January 17, 2008 of Tower Tech Holdings Inc., a Nevada corporation. No action is required by you.  We are not asking you for a proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that we have obtained the written consent of stockholders owning a majority of our outstanding voting stock to amend our Articles of Incorporation. Upon effectiveness, the amendment will change our name from “Tower Tech Holdings Inc.” to “Broadwind Energy, Inc.”

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, the amendment to the Articles of Incorporation will not be effective until twenty (20) calendar days after the date the Information Statement is mailed.  The enclosed Information Statement was mailed on or about February 8, 2008, to stockholders of record as of the close of business on January 17, 2008. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of

TOWER TECH HOLDINGS INC.

By:	/s/ James M. Lindstrom
James M. Lindstrom
Chairman of the Board

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

February 8, 2008

GENERAL INFORMATION

Tower Tech has filed this Information Statement with the Securities and Exchange Commission and is furnishing it, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to owners of its common stock, par value $.001 per share (the “Stockholders”). In this Information Statement, all references to “Tower Tech,” “we,” “us” or “our” refer to Tower Tech Holdings Inc. The purpose of this Information Statement is to notify our Stockholders of the following:

On December 13, 2007, Tower Tech’s Board of Directors (our “Board”) unanimously approved an amendment to Article One of our Articles of Incorporation that will change our name to Broadwind Energy, Inc. (the “Amendment”).  Pursuant to Nevada Revised Statutes (“N.R.S.”) 78.390, the Amendment requires approval by Stockholders owning a majority of our outstanding shares entitled to vote.  On February 5, 2008, pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320, we received written consents for the Amendment from Stockholders holding 52,178,365 shares, representing 65.27% of the 79,936,996 outstanding shares of common  stock (the “Majority Stockholders”).  Thus, your consent is not required and is not being solicited in connection with the approval of the Amendment.  In accordance with Rule 14c-2 of the Exchange Act, the Amendment will not be effective until twenty (20) calendar days after the date this Information Statement is mailed.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The entire cost of furnishing this Information Statement will be borne by Tower Tech. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Tower Tech common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Our Board has fixed the close of business on January 17, 2008, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

The mailing address of Tower Tech’s principal executive office is 101 South 16th Street, P.O. Box 1957, Manitowoc, WI 54221-1957.  This Information Statement is being mailed on or about February 8, 2008, to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the close of business on the Record Date, Tower Tech had 79,936,996 shares of common stock issued and outstanding. Each share of outstanding Tower Tech common stock is entitled to one vote on matters submitted for Stockholder approval.

On February 5, 2008, the owners of 65.27% of the issued and outstanding shares of Tower Tech common stock executed and delivered written consents approving the Amendment. Because the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The N.R.S. provides that unless a company’s Articles of Incorporation provide otherwise, stockholders may take action without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

DISSENTERS’ RIGHTS OF APPRAISAL

The Stockholders have no dissenters’ rights of appraisal.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as in their capacity as Stockholders, no person who has been a Tower Tech director or officer at any time since the beginning of the 2008 fiscal year, nor any associate or affiliate of any such person, has any substantial interest, direct or indirect, in the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Tower Tech common stock beneficially owned on  January 17, 2008, the Record Date, by each person who is known by us to beneficially own 5% or more of our common stock, and by each of our executive officers and directors individually and as a group.  Unless otherwise indicated, the Stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner or Identity of Group(1)	Number of Shares Beneficially Owned		Percent of Class(2)
5% Beneficial Owners
Jeffrey L. Gendell 55 Railroad Avenue, 1st Floor Greenwich, CT 06830	34,505,755	(3)	41.4%
Executive Officers and Directors
James M. Lindstrom	0		*
J. Cameron Drecoll	12,700,868	(4)	15.89%
Raymond L. Brickner III	3,259,833	(5)	4.08%
Terence P. Fox	5,095,175	(6)	6.37%
Charles H. Beynon	0		*
William M. Barrett	0		*
Steven A. Huntington	5,000		*
Lars Moller	5,000		*
All executive officers and directors as a group (9 persons)	21,070,876		26.36%

*Less than 1%

(1)                                  Unless otherwise stated, the person listed is an officer and/or director of Tower Tech and the address for each beneficial owner is 101 South 16th Street, P.O. Box 1957, Manitowoc, WI 54221-1957.

(2)                                  Based on 79,936,996 common shares issued and outstanding as of January 17, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of the Record Date, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(3)                                  Represents 11,893,334 shares held by Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”); 5,568,252 shares held by Tontine Capital Overseas Master Fund, L.P., a Cayman Island limited partnership (“TMF”); 9,423,101 shares held by Tontine Partners, L.P., a Delaware limited partnership (“TP”); 4,496,068 shares held by Tontine Overseas Fund, Ltd., a Cayman Islands exempted company

                                                (“TOF”); and 3,125,000 shares held by Tontine 25 Overseas Master Fund, L.P., a Cayman Islands limited Partnership (“T25”), as set forth in the entities’ most recent Schedule 13D/A filing with the Securities and Exchange Commission on January 25, 2008.  These amounts include 613,058, 1,685,276 and 1,099,932 shares of Tower Tech common stock that would be acquired by TMF, TP and TOF, respectively, if such entities fully exercised their respective conversion rights under senior subordinated convertible notes issued to them by Tower Tech in October 2007 (which are further described below under the heading “Recent Developments”), based on the principal amount of the notes and all accrued and unpaid interest as of  December 31, 2007. The conversion rights became effective on January 19, 2008. TCP indicates that it shares voting and dispositive power of all of its shares with Tontine Capital Management, L.L.C., a Delaware limited liability company that is its general partner (“TCM”), and Jeffrey L. Gendell, who is the managing member of TCM.  TMF indicates that it shares voting and dispositive power of all of its shares with Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company that is its general partner (“TCO”), and Jeffrey L. Gendell, who is the managing member of TCO.  TP indicates that it shares voting and dispositive power of all of its shares with Tontine Management, L.L.C., a Delaware limited liability company that is its general partner (“TM”), and Jeffrey L. Gendell, who is the managing member of TM.  Tontine Overseas Associates, L.L.C., a Delaware limited liability company that is the investment advisor for TOF (“TOA”), indicates that TOF shares voting and dispositive power of all of its shares with TOA and Jeffrey L. Gendell, who is the managing member of TOA.  T25  indicates that it shares voting and dispositive power of all of its shares with its general partner, TCM, and Jeffrey L. Gendell, who is the managing member of TCM.

                                                TCP, TCM, TMF, TCO, TP, TM, TOF, TOA and T25 (together, with their affiliates, “Tontine”), have voting control over additional shares of Tower Tech common stock for certain matters, pursuant to the following proxy agreements:

                                                The Founding Stockholders’ Proxy Agreements: In connection with a Securities Purchase Agreement among TCP and TMF, as buyers, and Raymond L. Brickner III, Christopher C. Allie, Daniel P. Wergin and Terence P. Fox, as sellers (together, the “Founding Stockholders”), which was entered into in March 2007 (the “March 2007 Founding Stockholders SPA”), each of the Founding Stockholders entered into an irrevocable proxy agreement with TCP and TMF (the “Founding Stockholders’ Proxy Agreements”), whereby each Founding Stockholder appointed each of TCP or TMF and any other person appointed by those entities as a proxy with respect to any and all shares of Tower Tech common stock then beneficially owned or subsequently acquired by such persons, including shares over which such persons have voting control as trustee or in any other capacity, with respect to the following matters: (i) ensuring that any future acquisitions by Tontine entities of up to 35% of the fully-diluted outstanding Tower Tech common stock will not be subject to anti-takeover provisions included in any of Tower Tech’s organizational documents or the laws and regulations of any governmental authority; and (ii) electing directors for the purpose of enforcing the rights of TCP and TMF to appoint designees to Tower Tech’s Board, which right was granted to TCP and TMF in a Securities Purchase Agreement dated March 1, 2007 among TCP, TMF and Tower Tech (the “March 2007 Agreement”). Pursuant to the Founding Stockholders’ Proxy Agreements, each of the Founding Stockholders also agreed in his capacity as a Tower Tech director to vote for the Board designees of TCP and TMF and to enforce the rights of those entities in connection with any future acquisitions by them of Tower Tech common stock. The Founding Stockholders’ Proxy Agreements terminate automatically at such time as Tontine no longer has the right to acquire Tower Tech common stock or appoint directors to the Tower Tech Board. To our knowledge, the Founding Stockholders’ Proxy Agreements currently give Tontine voting control, with respect to the above matters, over an additional 14,552,725 shares of Tower Tech common stock, which is the total number of shares that the Founding Stockholders beneficially own as of January 17, 2008.

                                                The Brad Foote Proxy Agreement: In connection with Tower Tech’s acquisition of Brad Foote Gear Works, Inc. (“Brad Foote”) and its appointment of J. Cameron Drecoll as director and Chief Executive Officer, the former Brad Foote stockholders and Tontine entered into a proxy agreement, whereby Tontine agreed that, so long as the former Brad Foote stockholders collectively own at least 15% of Tower Tech common stock, Tontine will vote its shares of Tower Tech common stock for Mr. Drecoll in any election of directors to the Tower Tech Board. The former Brad Foote stockholders similarly agreed that, so long as Tontine and its affiliates have the right to appoint at least one director to the Tower Tech Board under either the March 2007 Agreement or the August 2007 Agreement (as defined below), the Brad Foote stockholders will vote their shares of Tower Tech common stock in favor of the election of those individuals appointed by Tontine. Tower Tech issued a total of 16,036,450 shares of Tower Tech common stock to the former Brad Foote stockholders as consideration for the acquisition. To our knowledge, this is the number of shares that such Stockholders are currently obligated to vote in favor of Tontine’s Board designees.

(4)                                  Mr. Drecoll was appointed as a director and Chief Executive Officer in connection with Tower Tech’s acquisition of Brad Foote, which is described below under the heading “Recent Developments.” Mr. Drecoll acquired his shares of Tower Tech common stock pursuant to the Stock Purchase Agreement among Tower Tech, Brad Foote and the stockholders of Brad Foote. Mr. Drecoll has entered into a voting agreement with Tontine, the terms of which are described above in Footnote 3 to this Beneficial Ownership Table. Pursuant to this voting agreement, Tontine is currently obligated to vote all of its shares in favor of Mr. Drecoll in any election of directors to the Tower Tech Board.

(5)                                  With respect to certain matters, as in Footnote 3 to this Beneficial Ownership Table, Mr. Brickner has appointed TCP and TMF as a proxy with respect to any and all shares of Tower Tech common stock beneficially owned by him, including shares over which he has voting control as trustee or in any other capacity.

(6)                                  Includes 1,000,000 shares held indirectly by the Raymond L. Brickner III and Debra L. Brickner Irrevocable Trust dated May 1, 2005 and 1,500,000 shares held indirectly by the Wergin Family Dynasty Trust 2005. With respect to certain matters, as in Footnote 3 to this Beneficial Ownership Table, Mr. Fox has appointed TCP and TMF as a proxy with respect to any and all shares of Tower Tech common stock beneficially owned by him, including shares over which he has voting control as trustee or in any other capacity.

RECENT DEVELOPMENTS

                R.B.A., Inc. Acquisition

On October 1, 2007, we completed the acquisition of all of the outstanding stock of R.B.A., Inc., a Manitowoc, Wisconsin-based fabricator of components for energy-related industries (“R.B.A.”), which was controlled by one of our Founding Stockholders (as defined above) and our then-chief executive officer, Raymond Brickner.  We purchased all of the outstanding stock of R.B.A. for $5 million in cash, using internal funds to finance the acquisition.

                Brad Foote Gear Works, Inc. Acquisition

On August 22, 2007, we entered into a Stock Purchase Agreement with Brad Foote (as defined above) and its stockholders (the “Brad Foote Stock Purchase Agreement”), pursuant to which we purchased all of Brad Foote’s outstanding capital stock.  The purchase price for the Brad Foote acquisition consisted of cash and stock.  The cash portion of the purchase price was approximately $64 million plus an amount equal to the tax cost to the Brad Foote stockholders of making an election under Section 338(h)(10) of the Internal Revenue Code.  The stock portion of the purchase price was fixed at 16,036,450 shares of Tower Tech common stock, calculated based on a price per share of $4.00, which represented a discount to the market price of $4.80 as of the date of signing. The acquisition was completed on October 19, 2007, as described in more detail on our Current Report on Form 8-K filed October 24, 2007, and the Brad Foote Stock Purchase Agreement is filed as Exhibit 2.1 to our Current Report on Form 8-K filed August 24, 2007. To our knowledge, the former Brad Foote stockholders currently own approximately 20.9% of our outstanding shares. We also appointed J. Cameron Drecoll as Chief Executive Officer and Director upon the closing of the Brad Foote acquisition.

                Energy Maintenance Service, LLC Acquisition

On December 9, 2007, we entered into a Membership Interest Purchase Agreement (the “EMS Purchase Agreement”) with Energy Maintenance Service, LLC (“EMS”), Joseph A. Kolbach and the members of EMS, which we amended on January 8, 2008 to specify certain closing conditions (“Amendment No. 1”). Pursuant to the EMS Purchase Agreement and Amendment No. 1, we agreed to purchase all of the outstanding membership interests of EMS. The purchase price for the EMS acquisition consisted of cash and stock. The stock portion of the purchase price consisted of 1,629,834 shares of Tower Tech common stock, calculated at a per share price of $8.48, which represented a discount to the market price at the time of the execution of the EMS Purchase Agreement and the completion of the acquisition (“Closing”). The cash distributed at Closing was approximately $18.43 million, which included a $2.25 million final tax adjustment and a $2.36 million adjustment to enable EMS to pay employee bonuses and for the cancellation of options to purchase membership interests of EMS, as described in further detail below. Closing occurred on January 16, 2008, as described in more detail on our Current Report on Form 8-K filed January 23, 2008, and each of the EMS Purchase Agreement and Amendment No. 1 are filed as Exhibit 2.1 to our Current Reports on Form 8-K filed December 13, 2007 and January 14, 2008, respectively. The former EMS members currently own approximately 2% of our outstanding shares. We also appointed Joseph A. Kolbach as President of our EMS subsidiary upon Closing. Mr. Kolbach was also appointed to our Executive Management Committee.

In connection with the acquisition, EMS employees and certain other persons who held options to purchase membership interests of EMS agreed to terminate those options upon Closing. In exchange for that arrangement, we agreed to issue incentive stock options to acquire an aggregate of 158,000 shares of Tower Tech common stock and EMS paid a cash cancellation fee, as described above. EMS intends to continue to employ the option holders following Closing, and the options to purchase shares of Tower Tech common stock were issued pursuant to our 2007 Equity Incentive Plan, which was approved by our Board on August 20, 2007 and remains subject to shareholder approval.

                Tontine Transactions

On March 1, 2007, we entered into the March 2007 Agreement with TCP and TMF, pursuant to which such entities purchased an aggregate 12,666,667 shares of Tower Tech common stock. The transaction is described in more detail on our Current Report on Form 8-K filed March 5, 2007, and the March 2007 Agreement is filed as Exhibit 10.2 thereto.

On August 22, 2007, we entered into a Securities Purchase Agreement (the “August 2007 Agreement”) with TCP, TMF, TP, TOF and T25, pursuant to which such entities purchased an aggregate of 12,500,000 shares of Tower Tech common stock in a private placement at $4.00 per share for a total purchase price of $50,000,000. In addition, pursuant to the August 2007 Agreement, TMF, TP and TOF provided interim debt financing in the aggregate amount of $25,000,000 in exchange for senior subordinated convertible promissory notes (the “Notes”). We used the proceeds from the sale of Tower Tech common stock and the Notes pursuant to the August 2007 Agreement to finance the Brad Foote acquisition. These transactions were completed on October 19, 2007, as described in more detail on our Current Report on Form 8-K filed October 24, 2007, and the August 2007 Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed August 24, 2007.

On December 28, 2007, we entered into a Securities Purchase Agreement (the “December 2007 Agreement”) with TCP and TP, pursuant to which TCP and TP agreed to purchase an aggregate of 2,031,250 shares of Tower Tech common stock in a private placement at $8.48 per share, for a total purchase price of $17,225,000.  On January 3, 2008, TCP, TP, T25 and Tower Tech entered into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated December 2007 Agreement”), the terms of which are substantially similar to the December 2007 Agreement. Pursuant to the Amended and Restated December 2007 Agreement, TCP assigned its right to purchase shares to T25, who was added as a party to the Amended and Restated December 2007 Agreement. We used the proceeds from the sale of Tower Tech common stock pursuant to the Amended and Restated December 2007 Agreement to finance the EMS acquisition. These transactions were completed on January 16, 2008, as described in more detail on our Current Report on Form 8-K filed January 23, 2008, and the Amended and Restated December 2007 Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed January 4, 2008.

As a result of the transactions described above, as well as certain transactions with the Founding Stockholders (as defined above) and certain of their family members, Tontine beneficially owns approximately 34.5 million shares of Tower Tech’s outstanding shares of common stock. Tontine’s beneficial ownership includes shares that Tontine has the right to acquire pursuant to its conversion rights under the Notes, which became effective on January 19, 2008. Tontine would acquire approximately 3.4 million shares if each of TMF, TP and TOF were to fully exercise their respective conversion rights under the Notes. Tontine has acquired a portion of its holdings pursuant to purchases of approximately 2.4 million, 2.2 million and 1.7 million shares in March 2007, August 2007 and October 2007, respectively, which shares were beneficially owned by the Founding Stockholders and certain of their family members. The Founding Stockholders have held officer and/or director positions at Tower Tech during the two most recently completed fiscal years. In addition, Tontine has entered into a letter agreement dated March 1, 2007 with Integritas, Inc., the Founding Stockholders, Samuel W. Fairchild and certain trusts affiliated with the Founding Stockholders (the “Sellers”), whereby the Sellers granted Tontine a right of first offer and a right of first refusal for the shares of Tower Tech common stock owned or subsequently acquired by the Sellers or certain of their affiliates.

In connection with the March 2007 Agreement, the August 2007 Agreement and the Amended and Restated December 2007 Agreement, we agreed that for so long as Tontine holds at least 10% of the then issued and outstanding Tower Tech common stock, Tontine shall have the right to have a representative attend our Board meetings as an observer, and that for so long as Tontine holds at least 20% of the then issued and outstanding Tower Tech common stock, Tontine shall have the right to appoint three members of our Board. Tontine exercised this right in October 2007 by nominating Mr. James M. Lindstrom, Mr. Charles H. Beynon and Mr. William M. Barrett to our Board, and we appointed these persons to our Board on October 24, 2007. In addition, we have approved the acquisition of Tower Tech common stock by Tontine such that Tontine will not be subject to certain restrictions set forth in the Nevada Revised Statutes.  We have agreed that we will not revoke such approval and that we will use our best efforts to ensure that any future acquisitions by Tontine shall not be subject to anti-takeover provisions included in any of our organizational documents or the laws and regulations of any governmental authority.

As described above under the heading “Security Ownership of Certain Beneficial Owners and Management,” in connection with the March 2007 Agreement, the Founding Stockholders have irrevocably appointed Tontine as proxy for all shares of Tower Tech common stock that the Founding Stockholders own or have voting control over, with respect to (i) ensuring that any future acquisitions by Tontine of up to 35% of the fully-diluted outstanding Tower Tech common stock will not be subject to anti-takeover provisions included in any of Tower Tech’s organizational documents or the laws and regulations of any governmental authority; and (ii) effecting Tontine’s right to appoint its designees to Tower Tech’s Board.  Pursuant to the irrevocable proxies, each Founding Stockholder also agreed in his capacity as a director of Tower Tech to vote for the Board designees of Tontine and to enforce the rights of Tontine in connection with any future acquisitions by Tontine of Tower Tech common stock.

In addition, in connection with the Brad Foote acquisition, Tontine has entered into an agreement with certain individuals who formerly were stockholders of Brad Foote, whereby Tontine and the former Brad Foote stockholders have agreed that, so long as the respective parties hold certain percentages of Tower Tech common stock, Tontine shall vote in favor of electing Mr. Drecoll as a Tower Tech director, and the former stockholders of Brad Foote shall vote in favor of electing Tontine’s nominees as Tower Tech directors.  A complete description of Tontine’s ownership of Tower Tech common stock is set forth in its Schedule 13D and Schedule 13D/A filings, dated March 5, 2007, August 29, 2007, October 26, 2007, November 13, 2007, November 30, 2007 and January 25, 2008.  Tower Tech is not aware of any further arrangements involving Tontine, Brad Foote or the Founding Stockholders that relate to the election of directors or other matters.

AMENDMENT TO ARTICLES OF INCORPORATION

On December 13, 2007, Tower Tech’s Board unanimously approved the Amendment, subject to Stockholder approval.  Pursuant to N.R.S. 78.320, Tower Tech obtained approval of the Amendment by written consent of Stockholders owning 52,178,365 shares, or 65.27% of Tower Tech’s outstanding common stock.  The Amendment will change our name to “Broadwind Energy, Inc.”

Our Board believes that “Broadwind Energy, Inc.” is an ideal fit for our business because it will allow us to present a consistent brand, image and experience. The Broadwind Energy name will continue to highlight our wind energy focus while also portraying the newly diversified operations that we have created through acquisition activity. Our acquisitions of R.B.A., Brad Foote and EMS have enabled us to expand our operations from manufacturing tower support structures for the wind industry into the additional areas of manufacturing gearing systems, servicing wind components and offering operations, maintenance and construction support.  We believe that the name change from Tower Tech Holdings Inc. to Broadwind Energy, Inc. will reinforce these positive changes.

The Amendment will be effected by amending the first paragraph of current Article One of our Articles of Incorporation to read as follows:

                The name of the Corporation is Broadwind Energy, Inc.

We are in the process of applying for a new ticker symbol with the Over the Counter Bulletin Board. We expect to receive our new ticker symbol shortly after the effective date of the Amendment.

Stockholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the Amendment, all new stock certificates that we issue will be overprinted with the Broadwind Energy name.

CHANGES IN CONTROL DURING THE CURRENT FISCAL YEAR

At January 1, 2007, which was the beginning of our last fiscal year, the Founding Stockholders held all three of Tower Tech’s Board seats and, together with certain of their family members, held approximately 64.6% of Tower Tech’s common stock.  However, as a result of the transactions described in greater detail in the section of this Information Statement entitled “Recent Developments,” the Founding Stockholders now hold 2 of 7 seats on the Tower Tech Board and the Founding Stockholders’ ownership of outstanding Tower Tech common stock has been reduced to approximately 19.3% (approximately 2.5% of the reduction is attributable to Christopher Allie no longer having a reportable beneficial interest in 2,000,000 shares of Tower Tech common stock owned by a son and by a daughter). We anticipate the aggregate percentage ownership of the Founding Stockholders to decrease further if TMF, TP and TOF fully exercise their respective conversion rights under the Notes. Due to the change in the constitution of the Tower Tech Board and the decrease in ownership by the Founding Stockholders, Tower Tech has determined that the transactions described in the “Recent Developments” section of this Information Statement have caused a change in control of Tower Tech to occur since the beginning of our last fiscal year.

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the Amendment shall not occur until a date at least twenty (20) calendar days after the date on which this Information Statement has been mailed to the Stockholders. We anticipate that the Amendment contemplated hereby will be effected on or about the close of business on February 28, 2008.

DELIVERY OF DOCUMENTS

Only one copy of this Information Statement will be delivered to an address where two or more Stockholders reside unless Tower Tech has received contrary instructions from a Stockholder at such address.

If you are a Stockholder who lives at a shared address and you would like additional copies of the Information Statement, contact Tower Tech by mail at its principal executive office, or by phone at (920) 684-5531, and we will promptly mail you copies.  You may also use this contact information to request to receive separate annual reports and proxy statements in the future, or, if you are currently receiving multiple copies of our Stockholder mailings, to request delivery of a single copy in the future.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements,” which represent Tower Tech’s expectations or beliefs, including, but not limited to, statements concerning the expansion of Tower Tech’s operations.  Forward-looking statements can generally be identified by words including “may,” “will,” “expect,” “anticipate,” “intend,” and “could” or the negative or other variations thereof or comparable terminology.

Any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond Tower Tech’s control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond Tower Tech’s control. Factors that could cause our expectations to differ include, but are not limited to, (i) successful integration of our recently acquired subsidiaries and (ii) investor, customer and supplier recognition of our new name. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Information Statement. Tower Tech does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

By Order of the Board of Directors

TOWER TECH HOLDINGS INC.

By:	/s/ James M. Lindstrom
James M. Lindstrom
Chairman of the Board